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                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated February 23, 2001 relating to the December 31, 2000 financial statements and financial highlights of Prudential High Yield Fund, Inc. appearing in the December 31, 2000 Annual Report to Shareholders of Prudential High Yield Fund, Inc., which is also incorporated by reference into the N-14 Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such N-14 Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Fund's Prospectus dated February 28, 2001 and the references to us under the headings "Other Service Providers" and "Financial Statements" in the Fund's Statement of Additional Information dated February 28, 2001, which are incorporated by reference in the N-14 Registration Statement.

We also consent to the incorporation by reference in the N-14 Registration Statement of our report dated May 18, 2001 relating to the March 31, 2001 financial statements and financial highlights of Prudential High Yield Total Return Fund, Inc. appearing in the March 31, 2001 Annual Report to Shareholders of Prudential High Yield Total Return Fund, Inc. which is also incorporated by reference into the N-14 Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such N-14 Registration Statement. We also consent to the reference to us under the headings "Financial Highlights" in the Fund's Prospectus dated May 31, 2001 and the references to us under the headings "Other Service Providers" and "Financial Statements" in the Statement of Additional Information dated May 31, 2001 which are incorporated by reference in the N-14 Registration Statement.



PricewaterhouseCoopers LLP
New York, NY 10036
November 30, 2001